UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 8, 2008

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by Item 1.01 contained in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2008, the Board of Directors (the “Board”) of Maidenform Brands, Inc. (the “Company”) appointed Maurice S. Reznik as the Chief Executive Officer of the Company and elected him to the Board, effective July 28, 2008. Mr. Reznik succeeds Thomas J. Ward, who will become the Chairman of the Board effective July 28, 2008, until his retirement, which is expected to occur in January 2009. The Company’s current Chairman of the Board, David B. Kaplan, will continue to serve as a member of the Board. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Maurice S. Reznik, 54, has been President of the Company since May 2004, responsible for marketing, merchandising, design and sales for both branded and private label products. From April 1998 to May 2004, Mr. Reznik was President of the Maidenform division of our predecessor company. In the 19 years prior to joining us, Mr. Reznik held various sales and management positions in the intimate apparel industry, most recently as President of Warner's Intimate Apparel Group, a division of Warnaco, Inc. from June 1994 to September 1997. Prior to that, Mr. Reznik also held a series of positions with VF Corporation and Sara Lee Corporation. Mr. Reznik received a B.A. in Economics from Queens College in New York City.

In connection with Mr. Reznik’s promotion to Chief Executive Officer, the Compensation Committee of the Board approved an increase in Mr. Reznik’s target annual bonus under the Company’s 2005 Annual Performance Bonus Plan from 110% to 125% of base salary.

Mr. Reznik has previously entered into certain employment arrangements with the Company and Maidenform, Inc., a wholly-owned subsidiary of the Company. The terms and conditions of these arrangements, as well as the compensation arising therefrom, are more fully described in the Definitive Proxy Statement of the Company filed with the Securities and Exchange Commission on April 22, 2008 and are incorporated by reference herein.

There are no arrangements or understandings between Mr. Reznik and any other persons pursuant to which Mr. Reznik was selected as a director of the Company. Mr. Reznik has not been, and is not currently expected to be, named to any committees of the Board. Mr. Reznik will receive no additional compensation for his service as a director of the Company.

Other than as disclosed above, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Reznik had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Maurice S. Reznik as Chief Executive Officer” issued by Maidenform Brands, Inc. on July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

July 9, 2008	By:	/s/ Steven N. Masket
Steven N. Masket
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Maurice S. Reznik as Chief Executive Officer” issued by Maidenform Brands, Inc. on July 9, 2008.